(Translation)

Pizhou Tiefu Town Lianqian Village Land Management Right Circulation Contract

(T) LZ No.

(T) JZ No.

After holding consultations between the outward transferor and the inward transferee and with the consent of the collective economic organizations of the village and villagers’ group, the outward transferor agrees to transfer its contractual farmland to the inward transferee for farming operation management. The specific terms are as follows；

I. Transferor	The representative’s name	MA Qingtian	II. Transferee	Representative’s name	GLOBALINK (Xuzhou) BioSciTec Ltd. (YAO Jia)
Address	Group I, Lianqian Village, Tiefu Town	Address	Tiefu Town Industrial Zone, Pizhou City
Area of the land under the contractual operation	5.34	The area of the land under the contractual operation
Area of the outward transferred land	5.34 mu	Area of the inward transferred land	mu
Cause for outward transfer of the land	Circulated for farming	Cause for inward transfer of the land and the purpose of use	Nursery for planting & growing gingko seedlings
III. the land management right under the circulation
The land located	Land area	Mode of circulation	Circulation time limit	Starting date	Terminating date	Circulation fees
Yuan/Mu	Yearly amount
South to the canal	5.34 mu	Leasing	12 years	2015.10.15	2027.08.31	1000	5340

Total	5.34	5340
Opinion of the outward transferor: Representative: MA Qingtian (signature) October 15, 2015	Opinion of the inward transferee: Representative: (seal) Y M D

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Note: 1. The mode of circulation means subcontracting, transferring, mutual exchange, investing in, leasing and others; 2. This contract is made in quadruplicate , with the outward transferor, the inward transferee, the collective economic organizations and the verification & accreditation authority each holding one copy.

IV. Outward transferor’s right and obligations		V. Inward transferee’s rights and obligations
1. has the right to obtain the inward transferee’s circulation fees		1. has the right to carry out farming production on its own.
2. has the obligation to refrain from interfering in inward transferee’s farming management.		2. has the obligation not to change the purpose of use for the said land lot, has the obligation to use the land lot for normal farming production.
3. has the obligation to pay agricultural taxes, forestry taxes and water taxes related to the said land lot.		3. the inward transferee should pay off the next year’s land circulation fees on October 15 every year.
4. during the contractual operation period , has the right to intervene if the inward transferee is engaged in non-farming production management.
5. during the contractual operation period , has the right to amend the inward transferee’s circulation fees, which should be adjusted once every three years following the floating price of the grain market.
VI. Settlement method	VII. Contract default and the mode for resolve the dispute	VII. Other articles agreed on by both Parties.
Settlement by cash	It is determined that the liquidated damages are 1000 yuan/mu	If the inward transferee fails to pay the next year’s circulation fees prior to October 15 every year, then, the outward transferor has the right to recover the said land lot under the contractual operation.
IX. Note	1. This contract is made according to law, both signing Parties must implement the rights and obligations of the contract in all-round way. Where there is a special reason for amending the contract, the consent of both Parties is required and the amendment should be reported to the villagers’ committee and the contract administration authority for verification and accreditation thereof before it can be implemented.
2. Failure to perform the contract only performing it only partially are deemed to be contract default, the defaulting Party should pay liquated damages to the other Party according to the contract and compensate the other Party for all the losses sustained.
3. In case where a dispute occurs regarding the contract, one Party or both Parties should, in a timely manner, apply to the contract administration authority for mediation or arbitration, or may file a lawsuit to the people’s court.
4. This contract should not be amended because of the changes in the representatives or adjustment of the administrative organs or subordinate relations.

Opinion of the collective economic organization: Pizhou City

 Tiefu Town Lianqian Village illegible

Economic cooperative or the villagers’ committee (official seal)

Legal representative: MA Juncheng (signature/seal)

October 15, 2015

Opinion of verification & accreditation:

Verification & Accreditation Authority: Pizhou City Tiefu Town Rural

Economic Administration & Service Center

(official seal)

Verification & Attestation Clerk:

Y M D

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